UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2024

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

To the extent required, the information set forth below in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leonard Oppenheim resigned from the Board of Directors (the “Board”) of XTI Aerospace, Inc. (the “Company”), including all committees thereof and any other positions held with the Company or any of its subsidiaries, effective as of March 31, 2024. Mr. Oppenheim’s resignation was for personal reasons and not due to any disagreement relating to the operations, policies or practices of the Company.

As previously disclosed, and as contemplated by the terms of the Agreement and Plan of Merger, dated July 23, 2024 (as amended, the “Merger Agreement”), by and between the Company (then known as Inpixon), Superfly Merger Sub Inc. (“Merger Sub”) and XTI Aircraft Company (“Legacy XTI”), as of the effective time (the “Effective Time”) of the merger of Merger Sub with and into Legacy XTI, with Legacy XTI surviving the Merger as a wholly-owned subsidiary of the Company (the “Merger”), the Company determined that the post-closing Board would consist of a total of five directors, and therefore, two of the directors are required to have been nominated by the Company, at least one of whom is an independent director. Accordingly, the Board is currently comprised of two directors nominated by the Company prior to the Effective Time (Messrs. Kareem Irfan and Soumya Das) and two directors nominated by Legacy XTI prior to the Effective Time (Mr. Scott Pomeroy, who is also the Company’s Chief Executive Officer, and Mr. David Brody).

On April 3, 2024, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Company no longer complies with Nasdaq’s independent director and audit committee requirements as set forth in Listing Rule 5605 as the Board is not comprised of a majority of “independent directors” (as that term is defined in Nasdaq Listing Rule 5605(a)(2)) as required by Nasdaq Listing Rule 5605(b)(1) and the audit committee is not comprised of at least three independent directors as required by Nasdaq Listing Rule 5605(c)(2)(A).

In response to the Company’s notice, the Listing Qualifications Department of Nasdaq issued a letter to the Company on April 4, 2024 stating that due to Mr. Oppenheim’s resignation, the Company no longer complies with Nasdaq’s independent director and audit committee requirements as set forth in Nasdaq Listing Rule 5605. Consistent with Nasdaq Listing Rules 5605(b)(1)(A) and 5605(c)(4), Nasdaq has provided the Company a cure period in order to regain compliance (i) until the earlier of the Company’s next annual shareholders’ meeting or March 31, 2025, or (ii) if the next annual shareholders’ meeting is held before September 27, 2024, then the Company must evidence compliance no later than September 27, 2024. The Company intends to appoint an additional independent director to the Board and the audit committee prior to the end of the cure period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: April 4, 2024	By:	/s/ Scott Pomeroy
	Name:	Scott Pomeroy
	Title:	Chief Executive Officer

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